Two Harbors Investment Corp. Announces Final Distribution Ratio for its Special Stock Dividend of Granite Point Mortgage Trust Inc. Common Stock and Completion of Reverse Stock Split New York, November 2, 2017 – Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust, today announced the completion of its special stock dividend (the “Stock Dividend”) of common stock of Granite Point Mortgage Trust Inc. (NYSE: GPMT) (“Granite Point”). On November 1, 2017, the company distributed the 33,071,000 shares of Granite Point common stock it had acquired in connection with the contribution of its commercial real estate portfolio to Granite Point. Two Harbors common stockholders who were entitled to take part in the Stock Dividend received 0.094765 shares of Granite Point common stock for each share of Two Harbors common stock outstanding on October 20, 2017, subject to the liquidation of fractional shares for which stockholders will receive a payment of cash in lieu of such fractional shares. “Aligned with our focus on maximizing stockholder value and running a more focused business model, we are pleased to announce that we completed the distribution of the special stock dividend of Granite Point common stock,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “We believe that forming Granite Point as a standalone entity for the commercial real estate lending business that we established in 2015 will better reflect the embedded value in the platform to the benefit of our stockholders.” Following the Stock Dividend, the company also completed its previously announced one-for-two reverse stock split of the outstanding shares of Two Harbors common stock (“Reverse Stock Split”). The Reverse Stock Split reduced the number of outstanding shares of Two Harbors common stock from approximately 349 million shares to approximately 174 million shares. In addition, the number of authorized shares of common stock was also reduced on a one-for-two basis, from 900 million to 450 million. The par value of each share of common stock remained unchanged. Two Harbors common stockholders are encouraged to consult their financial advisors and tax advisors regarding the consequences of the Stock Dividend and the Reverse Stock Split, including without limitation the applicability and effect of any U.S. federal, state, local or foreign tax laws. Additional information regarding the Stock Dividend and the Reverse Stock Split, including frequently asked questions, is available on the company’s website at www.twoharborsinvestment.com. Two Harbors Investment Corp. Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com. Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to the Stock Dividend and the Reverse Stock Split. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person are qualified by these cautionary statements. Additional Information Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 590 Madison Avenue, 36th floor, New York, NY 10022, telephone 612-629-2500. Contact Margaret Field, Investor Relations, Two Harbors Investment Corp., 212-364-3663, margaret.field@twoharborsinvestment.com.